SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2004

WORLD ACCESS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware (State of Incorporation)	0-29782 (Commission File No.)	58-2398004 (I.R.S. Employer Identification No.)

945 E. Paces Ferry Road, Suite 2200
Atlanta, Georgia 30326
(Address of principal executive offices, including zip code)

(404) 231-2025
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(4)(c))

Item 1.03. Bankruptcy or Receivership.

     On April 24, 2001, World Access, Inc. filed voluntary petitions for Chapter 11 relief in the United States Bankruptcy Court for the Northern District of Illinois, Eastern Division (the “Court”), on behalf of itself and certain of its U.S. subsidiaries, including WA Telcom Products Co., Inc., World Access Telecommunications Group, Inc., FaciliCom International, L.L.C. and WorldxChange Communications, Inc. (collectively, the “Subsidiaries,” and with World Access, Inc., the “Company”).

     On October 12, 2004 the Notice of Occurrence of the Effective Date of the Revised Second Amended Joint Plan of Liquidation (the “Plan”, which was approved by order of the Court entered on September 23, 2004) was filed with the Court, indicating that the Effective Date (as defined in the Plan) of the Plan occurred on October 12, 2004. The Plan provides for the liquidation of World Access, Inc. and its Subsidiaries, and the establishment of the World Access Realization Trust to receive and liquidate all assets and property of the Company, receive and litigate all of the Company’s causes of action, resolve all disputed claims and make distributions on account of allowed claims, all pursuant to the terms of the Plan and the World Access Realization Trust Agreement.

     Information as to the assets and liabilities of the Company as of July 31, 2004, the most recent practicable date prior to the confirmation date, is set forth in the Company’s Operating Report filed as Exhibits 99.1 to 99.5 to the Company’s Form 8-K filed with the SEC on September 22, 2004 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits.

Exhibit
Number	Description
99.1	Notice of Occurrence of the Effective Date

99.2	Order Confirming Plan of Liquidation

99.3	World Access Realization Trust Agreement

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

WORLD ACCESS, INC.

Date: October 15, 2004	By:	/s/ Michael F. Mies
Michael F. Mies
Senior Vice President - Finance and Treasurer
Chief Accounting Officer